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                                                                   EXHIBIT 23.01

            Consent of Independent Registered Public Accounting Firm

The Board of Trustees
Windrose Medical Properties Trust:

      We consent to the incorporation by reference in the registration statements No. 333-108659, 333-109389, 333-112183, 333-131234, 333-125213 and
333-123776 on Form S-3 and in the registration statement No. 333-123754 on Form S-8 of Windrose Medical Properties Trust of our reports dated March 15, 2006, relating to the consolidated balance sheets of Windrose Medical Properties Trust and Subsidiaries as of December 31, 2005 and 2004 and the related consolidated statements of operations, cash flows and shareholders' equity for each of the years in the three-year period ended December 31, 2005, and the related financial statement schedule III as of December 31, 2005, managements' assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005 which reports appear in the December 31, 2005 annual report on Form 10-K of Windrose Medical Properties Trust.

/s/ KPMG LLP

KPMG LLP
Indianapolis, Indiana
March 16, 2006